Exhibit 99.1

Bruker Corporation Announces CFO Transition

BILLERICA, Massachusetts, June 2, 2011 (BUSINESS WIRE) - Bruker Corporation (NASDAQ: BRKR) announced today that Brian Monahan has stepped down from his position as Bruker’s Chief Financial Officer (CFO) for personal reasons, in order to spend more time with his young family.

William Knight, Bruker’s current Chief Operating Officer and previous CFO, has agreed to serve as Interim CFO, while the Company searches for a new permanent CFO.  Mr. Monahan has accepted the position of Vice President of Strategic & Financial Planning at Bruker, and he intends to work with management to ensure a smooth CFO transition.

Frank Laukien, Bruker’s President and Chief Executive Officer, stated: “For the past seven years, Brian has held a number of senior financial and operational positions within Bruker, and his outstanding leadership and integrity have significantly contributed to our commercial and financial success.  I am very pleased that Brian will continue to be part of the Bruker senior management team, and will continue to contribute strongly to our profitable growth strategy.”

ABOUT BRUKER CORPORATION

For more information about Bruker Corporation, please visit www.bruker.com.

FOR FURTHER INFORMATION:	Stacey Desrochers,
Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com